UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2015

Date of report (Date of earliest event reported)

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11689	94-1499887
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of Principal Executive Offices)	(Zip Code)

408-535-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2015, Fair Isaac Corporation (the “Company”) amended its Amended and Restated Credit Agreement dated as of December 30, 2014 among the Company, the several banks and other financial institutions from time to time parties thereto, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger and joint bookrunner, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”). The amendment amends the definition of change of control in the Credit Agreement by removing the provision relating to any changes in the composition of the Company’s board of directors in its entirety.

The amendment to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Amended and Restated Credit Agreement among the Company, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto dated as of April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: April 17, 2015	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	First Amendment to Amended and Restated Credit Agreement among the Company, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto dated as of April 16, 2015	Filed Electronically